UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2014

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On January 24, 2014, Corinthian Colleges, Inc. (the "Company") was notified by the Iowa Attorney General’s office that it is leading an investigation by thirteen states (Arkansas, Arizona, Connecticut, Idaho, Iowa, Kentucky, Missouri, Nebraska, North Carolina, Oregon, Tennessee, Washington and Pennsylvania) into the Company’s business practices. The Company has received Civil Investigative Demands ("CIDs") from most of those states that are substantially similar. The Iowa Attorney General’s office indicated that it will be the primary point of contact with the Company on behalf of all of the states involved in the investigation. The CIDs seek documents and answers to interrogatories related to the students recruited from the various states; organizational information; tuition, loan and scholarship information; lead generation activities; enrollment qualifications for students; complaints; accreditation; completion and placement statistics; graduate certification and licensing results; and student lending activities, among other matters. The Company is aware that several other companies in the for-profit education sector have received similar CIDs. The Company intends to cooperate with the inquiry.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

January 27, 2014	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel